UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Oyster Point Blvd. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 635-1100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 22, 2009, Monogram Biosciences, Inc. (“Monogram”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”) and Mastiff Acquisition Corp., a Delaware corporation and wholly owned subsidiary of LabCorp (“Purchaser”), pursuant to which, among other things, Purchaser will commence a cash tender offer for all the issued and outstanding shares of common stock of Monogram and, following the completion of the tender offer, Purchaser will merge with and into the Company, with the Company becoming a wholly owned subsidiary of LabCorp, in each case, subject to the terms and conditions contained in the Merger Agreement.

On June 22, 2009, LabCorp and Monogram issued a joint press release relating to the Merger Agreement. A copy of the press release was previously furnished by Monogram on a Schedule 14D-9C, filed with the Securities and Exchange Commission (“SEC”) on June 23, 2009.

Terms of Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, Purchaser will commence, within seven business days after June 22, 2009, a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of Monogram’s common stock, par value $0.001 per share (the “Shares”) for $4.55 per Share, net to the holders thereof in cash (the “Offer Price”). The initial expiration date of the Offer is 20 business days following the commencement of the Offer, and the Offer may be extended under certain circumstances described in the Merger Agreement. Under no circumstances may the Offer be extended beyond 90 days (or 120 days if antitrust clearance has not been obtained or a banking moratorium exists within 90 days and the other conditions have been satisfied) after the commencement of the Offer unless required by applicable laws and regulations. Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, that at least a majority of the outstanding Shares on a fully diluted basis (which includes Shares that are issuable pursuant to outstanding Monogram convertible notes and warrants and Shares that are issuable pursuant to outstanding Monogram options with an exercise price (adjusted to reflect any payments that may be owed under contingent value rights attached to certain Monogram options (the “Adjusted Exercise Price”) less than the Offer Price) shall have been validly tendered (and not properly withdrawn) in accordance with the terms of the Offer (the “Minimum Condition”). Pursuant to the Merger Agreement, after Purchaser’s acceptance of Shares tendered in the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into Monogram (the “Merger”) and Monogram will become a direct or indirect wholly-owned subsidiary of LabCorp. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share that is not tendered and accepted pursuant to the Offer (other than Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically canceled and converted into the right to receive the Offer Price. All outstanding options to purchase Shares (the “Options”) will be fully vested immediately prior to the Effective Time and will be cancelled at the Effective Time in exchange for the right to receive the excess, if any, of the Offer Price over the Adjusted Exercise Price of such Option multiplied by the number of Shares subject to the Option immediately prior to the Effective Time.

The Merger Agreement grants Purchaser an option (the “Top-Up Option”) after Purchaser’s acceptance of the Offer, to acquire directly from Monogram a number of newly-issued Shares equal to the lesser of (i) the number of Shares that, when added to the number of Shares owned by Purchaser as of immediately prior to the exercise of the Top-Up Option, constitutes 1,000 shares more than 90% of the number of Shares that would be outstanding immediately after the issuance of all Shares subject to the Top-Up Option or (ii) the aggregate number of Shares that Monogram is authorized to issue under its Amended and Restated Certificate of Incorporation, as amended, but that are not issued and outstanding or otherwise committed to be issued at the time of exercise of the Top-Up Option.

The Merger Agreement includes detailed representations, warranties and covenants of Monogram, LabCorp and Purchaser. Until the earlier of the termination of the Merger Agreement and the effective time of the Merger, Monogram has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other negative operating covenants, as set forth more fully in Section 5.1 of the Merger Agreement.

Monogram has also agreed not to solicit, initiate, knowingly encourage or knowingly facilitate any third party acquisition proposals for Monogram and will not permit its representatives to do so, and has agreed to restrictions on its and its representative’s ability to respond to any such proposals. The Merger Agreement also includes termination provisions for both Monogram and LabCorp and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Monogram will be required to pay to LabCorp a termination fee of $4.5 million.

Consummation of the Offer is subject to various conditions, including (1) the Minimum Condition, (2) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, (3) the absence of any material adverse effect, and (4) certain other customary conditions. The closing of the Merger (as defined in the Merger Agreement) is subject to certain closing conditions specified in the Merger Agreement, including approval of the Merger by Monogram’s stockholders, if required.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Monogram. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by such parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the assertions embodied in the representations and warranties of Monogram are qualified by information contained in the confidential disclosure schedules that Monogram delivered in connection with signing the Merger Agreement as well as by information contained the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by the Annual Report on Form 10-K/A and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “SEC Reports”). Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances described therein. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreements

As a condition to and inducement to LabCorp’s and Purchaser’s willingness to enter into the Merger Agreement, on June 22, 2009, each member of Monogram’s Board of Directors (the “Board”) entered into a tender and support agreement (the “Director Support Agreement”) and each of the executive officers of Monogram entered into a support agreement (the “Officer Support Agreement”) with LabCorp and Purchaser concurrently with the execution and delivery of the Merger Agreement. The outstanding Shares subject to the Director Support Agreements represent, in the aggregate, less than one percent of the total outstanding Shares and less than one percent of Shares outstanding on a fully diluted basis for purposes of determining the Minimum Condition. Pursuant to the Director Support Agreements each of the members of the Board agreed, in his or her capacities as stockholders of Monogram, among other things, (i) subject to the termination of the Director Support Agreement, to tender or cause to be tendered in the Offer all Shares beneficially owned or subsequently acquired by him or her, (ii) not to withdraw the Shares tendered by him or her in the Offer prior to the termination of the Director Support Agreement, (iii) to vote in favor of adoption and approval of the Merger Agreement and against approval of any proposal opposing to or in competition with the consummation of the Merger. Pursuant to the Officer Support Agreements, each of the executive officers agreed, in his or her capacities as stockholders of Monogram, among other things, to vote in favor of adoption and approval of the Merger Agreement and against approval of any proposal opposing to or in competition with the consummation of the Merger. The Director Support Agreements and the Officer Support

Agreements will terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, and (ii) the Effective Time.

The forms of the Director Support Agreements and Officer Support Agreements with the members of the Board and the executive officers of Monogram are filed as Exhibits 99.1 and 99.2 to this report and is incorporated by reference herein. The description of the Director Support Agreements and Officer Support Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to such agreements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2009, the Board, in connection with its approval of the Merger Agreement, approved the full acceleration of vesting for Options granted under Monogram’s 2004 Equity Incentive Plan, the ACLARA BioSciences, Inc. Amended and Restated 1997 Stock Plan, as amended, and the ViroLogic, Inc. 1996 Stock Plan, contingent upon and effective immediately prior to the Effective Time.

On June 22, 2009, Monogram and William D. Young entered into a letter agreement providing for the termination of two options held by William D. Young covering an aggregate of 83,332 shares of common stock without consideration if such options are not exercised prior to the Effective Time. The above description is qualified in its entirety by reference to the full text of the Option Termination Letter, which is attached hereto as Exhibit 10.1.

Item 8.01. Other Events.

The Board adopted a new form of Indemnity Agreement for each of its current directors and executive officers. The form of Indemnity Agreement provides, among other things, that Monogram will indemnify each director and executive officer, under the circumstances and to the extent provided for therein, for all expenses, judgments, fines, penalties and settlements he or she may be required to pay in actions or other proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law, and as a supplement to and in furtherance of rights to indemnification under applicable law and the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as further amended from time-to-time. The form of Indemnity Agreement further provides for the advancement of expenses of each director and executive officer in connection with claims with respect to which such director or executive officer is or may be entitled to indemnification under the Indemnity Agreement.

The above description is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, which is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated June 22, 2009, by and among Laboratory Corporation of America Holdings, Mastiff Acquisition Corp. and Monogram Biosciences, Inc.

10.1	Option Termination Letter, dated June 22, 2009, by and between the Company and William D. Young.

99.1	Form of Support Agreement, by and among Laboratory Corporation of America Holdings, Mastiff Acquisition Corp. and each director of Monogram, Biosciences, Inc.

99.2	Form of Support Agreement, by and among Laboratory Corporation of America Holdings, Mastiff Acquisition Corp. and each executive officer of Monogram, Biosciences, Inc.

99.3	Form of Indemnity Agreement.

Additional Information and Where To Find It

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell shares of Monogram common stock. At the time the tender offer is commenced, LabCorp and Purchaser will file a tender offer statement on Schedule TO and related materials with the U.S. Securities and Exchange Commission (SEC) and Monogram will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND MONOGRAM STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER SHARES. These documents (once they become available) will be available at no charge on the SEC’s website at www.sec.gov. The tender offer statement and related materials, tender offer solicitation/recommendation statement, and such other documents may be obtained for free by directing such requests to D.F. King & Co., Inc., the information agent for the tender offer, at 1-212-269-5550 for banks and brokers or 1-800-549-6746 for shareholders and all others.

Safe Harbor for Forward-Looking Statements

Investors and stockholders of Monogram are cautioned that statements in this report that are not strictly historical statements, including, without limitation, statements relating to the expected timing and closing of the transaction constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of LabCorp and Monogram that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the tender offer or the merger set forth in the agreement and plan of merger will not be satisfied and the transactions will not be consummated, uncertainties as to the timing of the tender offer and merger, uncertainties as to how many Monogram stockholders will tender their stock in the offer, changes in Monogram’s business during the period between now and the closing that could cause a condition to closing not to be satisfied; adverse reactions to the proposed transaction by customers, suppliers or strategic partners, dependence on key personnel and customers, reliance on proprietary technology, management of growth and organizational change, risks associated with litigation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payors, as well as other factors detailed in Monogram’s filings with the Securities and Exchange Commission, including Monogram’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc.

Date: June 24, 2009	By:	/s/ Kathy L. Hibbs
Kathy L. Hibbs
Senior Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 22, 2009, by and among Laboratory Corporation of America Holdings, Inc., Mastiff Acquisition Corp. and Monogram Biosciences, Inc.

10.1	Option Termination Letter, dated June 22, 2009, by and between the Company and William D. Young.

99.1	Form of Support Agreement, by and among Laboratory Corporation of America Holdings, Inc., Mastiff Acquisition Corp. and each director of Monogram, Biosciences, Inc.

99.2	Form of Support Agreement, by and among Laboratory Corporation of America Holdings, Inc., Mastiff Acquisition Corp. and each executive officer of Monogram, Biosciences, Inc.

99.3	Form of Indemnity Agreement.